SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)
2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Press Release

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 22, 2003.

99.2	Press Release dated April 22, 2003.

Item 9. Regulation FD Disclosure.

     On April 22, 2003, Centex Corporation, a Nevada corporation (the “Corporation”), announced its fourth quarter net earnings for the quarter ended March 31, 2003. A copy of the Corporation’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.). This information is being provided under Items 9 and 12.

     On April 22, 2003, Centex Corporation, a Nevada corporation (the “Corporation”), announced its intention to make a tax free spin-off of its CAVCO Industries manufacturing housing company to the stockholders of the Corporation. A copy of the Corporation’s press release announcing this transaction is attached as Exhibit 99.2 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Raymond G. Smerge Name: Raymond G. Smerge Title: Executive Vice President, Chief Legal Officer and Secretary

Date: April 22, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated April 22, 2003.

99.2	Press Release dated April 22, 2003.